As filed with the Securities and Exchange Commission on August 10, 2004

Registration No. 33-84590

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE FINISH LINE, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1537210 (I.R.S. Employer Identification Number)

3308 N. Mitthoeffer Road Indianapolis, IN (Address of Principal Executive Offices)	46235 (Zip Code)

THE FINISH LINE, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Full title of the plan)

Mr. Alan H. Cohen
President and Chief Executive Officer
The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
(Name and address of agent for service)

(317) 899-1022
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES AND POWERS OF ATTORNEY
EXHIBIT INDEX
Opinion of Gibson, Dunn & Crutcher, LLP

EXPLANATORY NOTE

     On June 29, 2004, The Finish Line, Inc., a Delaware corporation (the “Delaware Company”) merged (the “Merger”) with and into The Finish Line Indiana Corp., an Indiana Corporation (the “Company”) and a wholly-owned subsidiary of the Delaware Company, with the Company surviving the Merger. The Reincorporation Merger was effected pursuant to that certain Plan and Agreement of Merger dated July 27, 2004 (the “Merger Agreement”), which was approved by the stockholders of the Delaware Company at its 2004 Annual Meeting of Stockholders held on July 22, 2004. Pursuant to the Merger Agreement, at the effective time of the Reincorporation Merger, the Company restated its Articles of Incorporation and changed its name to “The Finish Line, Inc.”, the issued and outstanding shares of Class A and Class B Common Stock of the Delaware Company automatically converted into shares of Class A and Class B Common shares of the Company on a one-for-one basis, and the Company succeeded to all the assets, liabilities and business of the Delaware Company.

     This Post-Effective Amendment to that certain Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 30, 1994 (the “Registration Statement”) by the Delaware Company is being filed by the Company, which is the successor to the Delaware Company following the Reincorporation Merger. Because there are no additional shares being registered, and the registration fee was paid upon the filing of the Registration Statement, no further registration fee is required.

     Pursuant to Rule 414(d) promulgated under the Securities Act of 1933, as amended (the “Act”), the Company hereby adopts the Registration Statement as its own registration statement for all purposes of the Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”). Moreover, the Company hereby amends and restates the items of the Registration Statement as set forth herein for the purpose of reflecting material changes resulting from the Merger.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description of Exhibit
2.1	Plan and Agreement of Merger between The Finish Line, Inc., a Delaware corporation, and The Finish Line Indiana Corp., an Indiana corporation. [1]
3.1	Restated Articles of Incorporation of The Finish Line, Inc. [2]
3.2	Bylaws of The Finish Line, Inc.[3]
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

1	Incorporated by reference to Appendix 1 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 21, 2004.

2	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K for filed with the Securities and Exchange Commission on August 10, 2004.

3	Incorporated by reference to Annex 2 to Appendix 1 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 21, 2004.

2

SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 10, 2004.

THE FINISH LINE, INC.
By:	/s/ Kevin S. Wampler
Its: Chief Financial Officer

S- 1

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

* Alan H. Cohen	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* David I. Klapper	Senior Executive Vice President and Director
* Larry J. Sablosky	Senior Executive Vice President and Director
/s/ Kevin S. Wampler Kevin S. Wampler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
William Carmichael	Director
* Jeffery H. Smulyan	Director
Stephen Goldsmith	Director
Bill Kirkendall	Director

* By:	/s/ Steven J. Schneider

Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit
5.1	Opinion of Gibson, Dunn & Crutcher, LLP
24.1	Powers of Attorney (contained on signature page hereto)